UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2020

QUANTA, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-56025	81-2749032
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

3606 W. Magnolia Blvd. Burbank, CA 91505
(Address of principal executive offices)

Registrant’s telephone number, including area code (818) 659-8052

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On April 27, 2020, Quanta, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with various purchasers (the “Purchasers”) and issued to the Purchasers convertible promissory notes in the aggregate principal amount of $341,000 (the “Convertible Notes”) for an aggregate cash purchase price of $310,000 in reliance on an exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) thereunder.

The Convertible Notes bear interest at a rate of 10% per annum and matures on December 31, 2020. The Purchasers may, at their option, convert the Convertible Notes into shares of the Company’s common stock at a conversion price equal to $0.05 per share. In connection with the issuance of the Convertible Notes, the Company issued an aggregate of 705,000 shares of the Company’s common stock as a commitment fee. The Convertible Notes have other features, including, but not limited to, an increased interest rate upon default and adjustments to the conversion price under certain circumstances.

A portion of the proceeds were used to payoff the Company’s convertible promissory note issued to Labrys Fund, LP in October 2019. In connection with such payoff, Labrys returned 605,000 shares of the Company’s common stock designated returnable shares under the convertible promissory note.

The foregoing descriptions of the Purchase Agreement and Convertible Notes do not purport to be complete and are qualified in their entirety by reference to the complete form documents attached as exhibits 10.17 and 10.18 hereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item. The Convertible Notes represent indebtedness of the Company.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

The Purchasers are accredited investors (as that term is defined in Regulation D of the Securities Act), and in issuing the above securities to the Purchasers, we relied on the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) thereunder because the securities were issued in a transaction not involving a public offering.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.17	Form of Securities Purchase Agreement, dated as of April 27, 2020, by and between Quanta, Inc. and the Purchasers Signatory Thereto
10.18	Form of Note dated as of April 27, 2020, issued by Quanta, Inc. in favor of the Holders Thereof

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTA, INC.

Date: May 1, 2020	/s/ Eric Rice
Eric Rice
Chief Executive Officer